UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 29, 2016
Furmanite Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		713-634-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
In connection with and immediately prior to the consummation of the merger of TFA, Inc., a wholly owned subsidiary of Team, Inc. (“Team”), with and into Furmanite Corporation (“Furmanite”) on February 29, 2016, a wholly owned subsidiary of Furmanite, Furmanite Worldwide, Inc. (“FWI”), and certain foreign subsidiaries of Furmanite terminated their Credit Agreement dated as of March 5, 2012, as amended on August 27, 2013 and March 13, 2015, with a syndicate of banks, including Wells Fargo Bank, N.A.  as administrative agent (the “Credit Agreement”). The Credit Agreement, the first amendment thereto and the second amendment thereto were each attached as Exhibit 10.1 to Furmanite’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 6, 2012, September 3, 2013 and March 19, 2015, respectively. The Credit Agreement, which had a maturity date of March 13, 2020, permitted Furmanite to borrow up to a maximum of $150.0 million, of which $10.0 million was available for swing-line loans to FWI, $20.0 million was available for the issuance of letters of credit and up to $50.0 million was available for foreign subsidiary designated borrowers, as defined in the Credit Agreement. On February 29, 2016, any amounts outstanding under the Credit Agreement were repaid in full, and, with regard to the outstanding letters of credit issued under the Credit Agreement, Bank of America N.A. has issued backstop letters of credit to Wells Fargo Bank, N.A. pursuant to an existing Team credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: March 1, 2016	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer and Chief Administrative Officer